Exhibit 99.1

LiqTech Announces Appointment of Fei Chen as President and CEO

For Immediate Release

Company Contact: Simon Stadil, Chief Financial Officer LiqTech International Phone: +45 3140 9128 sst@liqtech.com	Investor Contact: Robert Blum Lytham Partners, LLC Phone: (602) 889-9700 liqt@lythampartners.com

BALLERUP, DENMARK – July 29, 2022 – LiqTech International, Inc. (NASDAQ: LIQT), a clean technology company that manufactures and markets highly specialized filtration products and systems, today announced the appointment of Fei Chen as President and Chief Executive Officer (“CEO”), with a start date on or before November 1, 2022. Effective as of her start date, Ms. Chen will also be appointed a member of the Company’s Board of Directors.

Alexander Buehler, a member of LiqTech’s Board and currently Interim CEO since March 2022, will resign as Interim CEO when Ms. Chen starts her employment but will continue to serve as a member of the Board of Directors. The Board extends its heartfelt appreciation to Alex for stepping in as Interim CEO when needed and for the important contributions he has made in such a short time.

Ms. Chen brings more than 20 years of management experience and a demonstrated track record of success across a variety of global industrial companies, with an emphasis on water treatment, chemicals, and clean energy technologies. After heading global R&D for Topsoe A/S, a world leader in catalysts and energy-efficient clean technologies, Ms. Chen was most recently Senior Vice President, Global Commercials (clean fuels and chemicals technology) for Topsoe A/S. Prior to Topsoe, Ms. Chen was the Innovation Platform Director for Grundfos A/S, the leading global company in the development, manufacturing and distribution of water and liquid pumps, where she was responsible for establishing Grundfos’ water treatment division.

Ms. Chen has also held management positions with Novozymes A/S, FOSS Analytical China, Lattec I/S, Coloplast A/S, and the National Environmental Research Institute of Denmark. She is currently a member of the Board at Liquid Wind AB and Jiangsu JiTRI-Topsoe Clean Energy Research and Development Co. Ltd., China, and she was previously a Member of the Board for Brunata International A/S and Enaqua.

“Fei brings to LiqTech a strong combination of developing and commercializing technology businesses, with an established track record in driving profitable revenue growth,” commented Mark Vernon, Chairman of the Board of Directors. “We look forward to leveraging her wide business experience in water treatment and clean energy technologies as LiqTech advances to its next stage of commercial development.”

Ms. Chen earned a Ph.D. in Polymer Materials from the Technical University of Denmark (DTU), and she holds a Master of Biochemical Engineering degree and a Bachelor of Chemical Engineering from Zhejiang University in China. Ms. Chen is a Danish citizen and is fluent in Danish, English and Mandarin.

Ms. Chen commented, “I am excited about coming to LiqTech at this important stage of the Company’s development and am grateful for the Board’s strong support. My wide experience in technology businesses should enable us to quickly position the company for profitable growth. I look forward to working with the capable and dedicated people of LiqTech to achieve our goals.”

ABOUT LIQTECH INTERNATIONAL, INC.

LiqTech International, Inc., a Nevada corporation, is a clean technology company that provides state-of-the-art ceramic silicon carbide filtration technologies for gas and liquid purification. LiqTech’s silicon carbide membranes are designed to be used in the most challenging water purification applications and its silicon carbide filters are used to control diesel exhaust soot emissions. Using nanotechnology, LiqTech develops products using its proprietary silicon carbide technology, resulting in a wide range of component membranes, membrane systems and filters for both microfiltration and ultrafiltration applications. By incorporating LiqTech’s SiC liquid membrane technology with the Company´s extensive systems design experience and capabilities, LiqTech offers unique, turnkey solutions for the most difficult water purification applications.

For more information, please visit: www.liqtech.com

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Forward-Looking Statements

This press release contains “forward-looking statements.” Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.